                                                                  EXECUTION COPY

                                                                   Exhibit 10.39

                           FIVE YEAR CREDIT AGREEMENT

                                   dated as of

                                November 28, 2005

                                      among

                               WATERS CORPORATION

                            The Lenders Party Hereto

                                       and

                           JPMORGAN CHASE BANK, N.A.,
                             as Administrative Agent

                                   ----------

                             ABN AMRO INCORPORATED,
                              as Syndication Agent

             J.P. MORGAN SECURITIES INC. and ABN AMRO INCORPORATED,
                             as Joint Lead Arrangers
                              and Joint Bookrunners

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                                                                               2


                                                                [CS&M #6701-450]

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                ARTICLE I

                               Definitions

SECTION 1.01. Defined Terms..............................................     1
SECTION 1.02. Terms Generally............................................    12
SECTION 1.03. Accounting Terms; GAAP.....................................    12

                                ARTICLE II

                               The Credits

SECTION 2.01. Commitments................................................    12
SECTION 2.02. Loans and Borrowings.......................................    12
SECTION 2.03. Funding of Borrowings......................................    13
SECTION 2.04. Repayment of Borrowings; Evidence of Debt..................    14
SECTION 2.05. Interest Elections.........................................    14
SECTION 2.06. Termination of Commitments.................................    15
SECTION 2.07. Incremental Term Loans.....................................    15
SECTION 2.08. Prepayment of Loans........................................    17
SECTION 2.09. Fees.......................................................    17
SECTION 2.10. Interest...................................................    17
SECTION 2.11. Alternate Rate of Interest.................................    18
SECTION 2.12. Increased Costs............................................    18
SECTION 2.13. Break Funding Payments.....................................    19
SECTION 2.14. Taxes......................................................    20
SECTION 2.15. Payments Generally; Pro Rata Treatment; Sharing of
              Setoffs....................................................    21
SECTION 2.16. Mitigation Obligations; Replacement of Lenders.............    22

                               ARTICLE III

                      Representations and Warranties

SECTION 3.01. Corporate Existence and Standing...........................    23
SECTION 3.02. Authorization; No Violation................................    23
SECTION 3.03. Governmental Consents......................................    24
SECTION 3.04. Validity...................................................    24
SECTION 3.05. Use of Proceeds............................................    24
SECTION 3.06. Litigation.................................................    24

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                                                                              ii


SECTION 3.07. Financial Statements; No Material Adverse Change...........    24
SECTION 3.08. Investment Company Act.....................................    24
SECTION 3.09. Taxes......................................................    25
SECTION 3.10. ERISA......................................................    25
SECTION 3.11. Regulation U...............................................    25
SECTION 3.12. Environmental Matters......................................    25
SECTION 3.13. Disclosure.................................................    25
SECTION 3.14. Subsidiary Guarantors......................................    26

                                ARTICLE IV

                                Conditions

                                ARTICLE V

                          Affirmative Covenants

SECTION 5.01. Payment of Taxes, Etc......................................    27
SECTION 5.02. Preservation of Existence, Etc.............................    27
SECTION 5.03. Compliance with Laws, Etc..................................    27
SECTION 5.04. Keeping of Books...........................................    28
SECTION 5.05. Inspection.................................................    28
SECTION 5.06. Reporting Requirements.....................................    28
SECTION 5.07. Use of Proceeds............................................    30
SECTION 5.08. Guarantee Requirement......................................    30

                                ARTICLE VI

                            Negative Covenants

SECTION 6.01. Subsidiary Debt............................................    30
SECTION 6.02. Liens Securing Debt........................................    31
SECTION 6.03. Sale and Leaseback Transactions............................    31
SECTION 6.04. Merger, Consolidation, Etc.................................    31
SECTION 6.05. Change in Business.........................................    32
SECTION 6.06. Certain Restrictive Agreements.............................    32
SECTION 6.07. Leverage Ratio.............................................    32
SECTION 6.08. Interest Coverage Ratio....................................    32

                               ARTICLE VII

                            Events of Default

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                                                                             iii


                               ARTICLE VIII

                         The Administrative Agent

                                ARTICLE IX

                              Miscellaneous

SECTION 9.01. Notices....................................................    37
SECTION 9.02. Waivers; Amendments........................................    38
SECTION 9.03. Expenses; Indemnity; Damage Waiver.........................    39
SECTION 9.04. Successors and Assigns.....................................    40
SECTION 9.05. Survival...................................................    42
SECTION 9.06. Counterparts; Integration; Effectiveness...................    42
SECTION 9.07. Severability...............................................    43
SECTION 9.08. Right of Setoff............................................    43
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of
              Process....................................................    43
SECTION 9.10. WAIVER OF JURY TRIAL.......................................    44
SECTION 9.11. Headings...................................................    44
SECTION 9.12. Confidentiality............................................    44
SECTION 9.13. Release of Subsidiary Guarantors...........................    45
SECTION 9.14. USA PATRIOT Act............................................    45

SCHEDULES:

Schedule 1.01 -- Subsidiary Guarantors
Schedule 2.01 -- Lenders and Commitments
Schedule 2.15 -- Payment Instructions
Schedule 6.01 -- Debt of Subsidiaries


EXHIBITS:

Exhibit A     -- Form of Assignment and Assumption
Exhibit B     -- Form of Subsidiary Guarantee Agreement
Exhibit C-1   -- Form of Opinion of Bingham McCutchen LLP, Counsel for the
                 Company
Exhibit C-2   -- Form of Opinion of Mark T. Beaudouin, Vice President, General
                 Counsel and Secretary of the Company

                    FIVE YEAR CREDIT AGREEMENT dated as of November 28, 2005
               among WATERS CORPORATION, a Delaware corporation (the "Company"); the LENDERS from time to time party hereto; and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

          The Company has requested the Lenders (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) to extend credit in the form of Loans to the Company in US Dollars in an aggregate principal amount of $250,000,000. The proceeds of borrowings are to be used for general corporate purposes of the Company and its subsidiaries, including repurchases of equity securities of the Company and payment of fees and expenses in connection with the credit facility established hereby.

          The Lenders are willing to establish the credit facility referred to in the preceding paragraph upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Adjusted LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective

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                                                                               2


Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Rate" means, with respect to any Loan of any Type:

          (a) For any day on which either or both of Moody's and S&P shall not have a Rating in effect, the applicable rate per annum set forth under the appropriate caption in the table below, based upon the Leverage Ratio as of the most recent determination date:

                                         LIBOR SPREAD       ABR SPREAD
                                      (BASIS POINTS PER   (BASIS POINTS
 CATEGORY        LEVERAGE RATIO             ANNUM)          PER ANNUM)
----------   ----------------------   -----------------   -------------
Category 1   < 1.00                          37.5              0.0
Category 2   > or = 1.00 and < 1.50          50.0              0.0
Category 3   > or = 1.50 and < 2.00          62.5              0.0
Category 4   > or = 2.00 and < 2.50          75.0              0.0
Category 5   > or = 2.50 and < 3.00          97.5              0.0
Category 6   > or = 3.00                    112.5              0.0

The Leverage Ratio used on any date to determine the Applicable Rate shall be that in effect at the end of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.06(a) or (b); provided that if any financial statements required to have been delivered under
Section 5.06(a) or (b) shall not at any time have been delivered, the Applicable Rate shall, until such financial statements shall have been delivered, be determined by reference to Category 6 in the Table above.

          (b) For any day on which each of Moody's and S&P shall have a Rating in effect, the applicable rate per annum set forth under the appropriate caption in the table below, based upon the Ratings in effect on such day:

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                                                                               3


                                  LIBOR SPREAD       ABR SPREAD
                 LEVERAGE      (BASIS POINTS PER   (BASIS POINTS
 CATEGORY          RATIO             ANNUM)          PER ANNUM)
----------   ---------------   -----------------   -------------
Category 1   A3/A- or higher          37.5              0.0
Category 2   Baa1/BBB+                50.0              0.0
Category 3   Baa2/BBB                 62.5              0.0
Category 4   Baa3/BBB-                75.0              0.0
Category 5   Ba1/BB+                  97.5              0.0
Category 6   Ba2/BB or lower         112.5              0.0

In the event of split Ratings, the Applicable Rate will be based on the higher Rating unless the Ratings differ by two or more categories, in which case the Applicable Rate will be based upon the category one level above the category corresponding to the lower Rating.

          "Assignment and Assumption" means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "Attributable Debt" means, in connection with any Sale and Leaseback Transaction, the present value (discounted in accordance with GAAP at the discount rate implied in the lease) of the obligations of the lessee for rental payments during the term of the lease.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrowing" means Loans of the same Type and currency, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

          "Borrowing Minimum" means $5,000,000.

          "Borrowing Multiple" means $1,000,000.

          "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, that when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in the London interbank market.

          "Change of Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were not (i) directors of the Company on the date hereof,
(ii) nominated by the board of directors of the Company or (iii) appointed by directors so nominated.

          "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or by any lending office of such Lender or by such Lender's holding company with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans pursuant to Section 2.01, as such commitment may be
(a) increased pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Commitments on the date hereof is $250,000,000.

          "Company" has the meaning assigned to such term in the heading of this Agreement.

          "Confidential Information Memorandum" means the Confidential Information Memorandum dated October, 2005 distributed to the Lenders, together with the appendices thereto, as amended through the date hereof.

          "Consolidated Debt" means all Debt of the Company and the Subsidiaries, determined on a consolidated basis.

          "Consolidated EBITDA" means, for any period, the consolidated net income (loss) of the Company and the Subsidiaries for such period plus, to the extent deducted in computing such consolidated net income for such period, the sum (without duplication) of (a) Consolidated Interest Expense, (b) consolidated income tax expense, (c) depreciation and amortization expense, (d) stock-based employee compensation expense related to any grant of stock options or restricted stock to the extent deducted from such consolidated net income for such period pursuant to Statement of Financial Accounting Standards 123 (revised
2004) and (e) extraordinary or non-recurring non-cash expenses or losses, minus, to the extent added in computing such consolidated net income for such period, extraordinary gains, all determined on a consolidated basis.

          "Consolidated Interest Expense" means, for any period, the interest expense of the Company and the consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding deferred financing fees.

          "Consolidated Net Tangible Assets" means the total amount of assets that would be included on a consolidated balance sheet of the Company and the consolidated Subsidiaries (and which shall reflect the deduction of applicable reserves) after deducting therefrom all current liabilities of the Company and the consolidated Subsidiaries and all Intangible Assets.

          "Consolidated Total Assets" means the total amount of assets that would be included on a consolidated balance sheet of the Company and the consolidated Subsidiaries.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Debt" means, with respect to any Person and without duplication, all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, all accrued or contingent obligations in respect of letters of credit, all capitalized lease obligations, all indebtedness of others secured by assets of the Company or a Subsidiary, all guarantees of Debt of others (but excluding guarantees issued for customer advance payments) and all obligations under Hedging Agreements.

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Domestic Subsidiary" means any Subsidiary that is incorporated under the laws of the United States or its territories or possessions.

          "Environmental Laws" means all federal, state, local and foreign laws, rules and regulations relating to the release, emission, disposal, storage and related handling of waste materials, pollutants and hazardous substances.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurocurrency", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Article
VII.

          "Excluded Taxes" means, with respect to any Lender, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of

America (or any political subdivision thereof), or by the jurisdiction under which such recipient is organized or in which its principal office or any lending office from which it makes Loans hereunder is located, (b) any branch profit taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) any withholding tax that is imposed by the United States of America (or any political subdivision thereof) on payments by the Company from an office within such jurisdiction to the extent such tax is in effect and would apply as of the date such Lender becomes a party to this Agreement or relates to payments received by a new lending office designated by such Lender and is in effect and would apply at the time such lending office is designated, or (d) any withholding tax that is attributable to such Lender's failure to comply with Section 2.14(e), except, in the case of clause (c) above, to the extent that (i) such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to such withholding tax pursuant to Section 2.14 or (ii) such withholding tax shall have resulted from the making of any payment to a location other than the office designated by the Administrative Agent or such Lender for the receipt of payments of the applicable type from the Company.

          "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Foreign Subsidiary" means any Subsidiary that is not incorporated under the laws of the United States or its territories or possessions.

          "GAAP" means generally accepted accounting principles in the United States of America.

          "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.

          "Guarantee Requirement" means, at any time, that the Subsidiary Guarantee Agreement (or a supplement referred to in Section 16 thereof) shall have been executed by each Subsidiary (other than any Foreign Subsidiary or a subsidiary of a Foreign Subsidiary) existing at such time, shall have been delivered to the Administrative Agent and shall be in full force and effect; provided, however, that in the case of a Subsidiary that becomes subject to the Guarantee Requirement after the date hereof, the Guarantee Requirement shall be satisfied with respect to such Subsidiary if a supplement to the Subsidiary Guarantee Agreement is executed by such Subsidiary, delivered to the Administrative Agent and is in full force and effect no later than (i) fifteen days after the date on which such Subsidiary becomes subject to the Guarantee Requirement or
(ii) such other date as the Administrative Agent may reasonably determine, but in any case no later than thirty days after the date on which such Subsidiary becomes subject to the Guarantee Requirement.

          "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement or other interest or currency exchange rate hedging arrangement. The "principal amount" of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

          "Incremental Facility Amendment" has the meaning set forth in Section 2.07.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Intangible Assets" means all assets of the Company and the consolidated Subsidiaries that would be treated as intangibles in conformity with GAAP on a consolidated balance sheet of the Company and the consolidated Subsidiaries.

          "Interest Coverage Ratio" means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

          "Interest Election Request" means a request by the Company to convert or continue a Borrowing in accordance with Section 2.05.

          "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

          "Interest Period" means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or, if available from each applicable Lender, nine or twelve months thereafter), as the Company may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made, and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "JPMCB" means JPMorgan Chase Bank, N.A. and its successors.

          "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or as provided in Section 2.07, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

          "Leverage Ratio" means, at any time, the ratio of (a) Consolidated Debt at such time to (b) Consolidated EBITDA for the most recent period of four consecutive fiscal quarters of the Company ended at or prior to such time; provided, that in the event any Material Acquisition shall have been completed during such period of four consecutive fiscal quarters, the Leverage Ratio shall be computed giving pro forma effect to such Material Acquisition as if it had been completed at the beginning of such period.

          "LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in the currency of such Borrowing (as reflected on the applicable Telerate screen), for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, "LIBO Rate" shall mean the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in the currency of such Borrowing are offered for such Interest Period to major banks in the London interbank market by JPMCB at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period.

          "Lien" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

          "Loan Documents" means this Agreement, the Subsidiary Guarantee Agreement and each promissory note delivered pursuant to this Agreement.

          "Loan Parties" means the Company and the Subsidiary Guarantors.

          "Loans" means the loans made by the Lenders to the Company pursuant to this Agreement.

          "Margin Stock" has the meaning ascribed to such term in Regulation U issued by the Board.

          "Material Acquisition" means (i) the acquisition by the Company or a Subsidiary of assets of or an interest in another Person or (ii) the merger or consolidation of the Company with another corporation, in each case if the Consolidated Total Assets of the Company after giving effect to such acquisition, merger or consolidation are at least 5% greater than the Consolidated Total Assets of the Company immediately prior to such acquisition, merger or consolidation.

          "Material Adverse Effect" means a (i) a material adverse effect on the business, assets, operations or financial condition of the Company and the Subsidiaries, taken as a whole or (ii) a material adverse effect on the validity or enforceability of any of the Loan Documents.

          "Material Debt" means Consolidated Debt in an aggregate principal amount of $20,000,000 or more.

          "Material Subsidiary" means each Subsidiary of the Company, other than Subsidiaries designated by the Company from time to time that in the aggregate do not account for more than 15% of the consolidated revenues of the Company and its Subsidiaries for the period of four fiscal quarters most recently ended or more than 15% of the consolidated assets of the Company and its Subsidiaries at the end of such period.

          "Maturity Date" means November 28, 2010.

          "Moody's" means Moody's Investors Service, Inc.

          "Obligations" means (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Company, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties under this Agreement and the other Loan Documents, and (b) the due and punctual payment and performance of all obligations of the Company or any Subsidiary, monetary or otherwise, under each interest rate hedging agreement relating to Obligations referred to in the preceding clause (a) entered into with any counterparty that was a Lender (or an Affiliate thereof) at the time such hedging agreement was entered into.

          "Other Taxes" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York

City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Quotation Day" means, with respect to any Eurocurrency Borrowing and any Interest Period, the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Borrowing for delivery on the first day of such Interest Period. If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.

          "Ratings" means published debt ratings issued by each of Moody's and S&P with respect to the Company's senior, unsecured, non-credit enhanced long-term indebtedness for borrowed money (each a "Rating").

          "Register" has the meaning set forth in Section 9.04(c).

          "Related Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, trustees, agents and advisors of such Person and such Person's Affiliates.

          "Required Lenders" means, at any time, Lenders having aggregate Loans (or, prior to the borrowing hereunder on the date hereof, Commitments) representing more than 50% of the aggregate principal amount of the Loans (or, prior to the borrowing hereunder on the date hereof, the aggregate Commitments) at such time.

          "S&P" means Standard & Poor's Ratings Service.

          "Sale and Leaseback Transaction" means any arrangement whereby the Company or a Subsidiary, directly or indirectly, shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal to which the Administrative Agent is subject, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board of Governors of the Federal Reserve System of the United States of America). Such reserve percentages include, but are not limited to, those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "subsidiary" means, with respect to any Person, any entity with respect to which such Person alone owns, such Person or one or more of its subsidiaries together own, or such Person and any Person Controlling such Person together own, in each case directly or indirectly, capital stock or other equity interests having ordinary voting power to elect a majority of the members of the Board of Directors of such corporation or other entity or having a majority interest in the capital or profits of such corporation or other entity.

          "Subsidiary" means any subsidiary of the Company.

          "Subsidiary Guarantee Agreement" means a Subsidiary Guarantee Agreement substantially in the form of Exhibit B, and all supplements thereto made by the Subsidiary Guarantors in favor of the Administrative Agent for the benefit of the Lenders.

          "Subsidiary Guarantors" means each Person listed on Schedule 1.01 and each other Person that becomes party to a Subsidiary Guarantee Agreement as a Subsidiary Guarantor, and the permitted successors and assigns of each such Person.

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Transactions" means the execution, delivery and performance by the Loan Parties of the Loan Documents, the borrowing of Loans and the use of the proceeds of such Loans.

          "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "Unfunded Liabilities" means, in the case of a single employer pension benefit plan which is covered by Title IV of ERISA, the amount, if any, by which the present value of all vested benefits accrued to the date of determination under such plan exceeds the fair market value of all assets of such plan allocable to such benefits as of such date, and, in the case of a multiemployer pension plan, the withdrawal liability of the Company and the Subsidiaries.

          "USA PATRIOT Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

          "US Corporation" means a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia.

          "US Dollars" or "$" means the lawful money of the United States of America.

          SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder" and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided that if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   The Credits

          SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make a Loan to the Company on the date hereof in US Dollars in a principal amount equal to its Commitment.

          SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required hereunder.

          (b) Subject to Section 2.11, each Borrowing shall be comprised entirely of Eurocurrency Loans or ABR Loans as the Company may request in accordance herewith. Each Borrowing made on the date hereof shall be comprised of Eurocurrency Loans with an initial Interest Period of one month. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.11, 2.12, 2.13 and 2.14 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Borrowing, such Borrowing shall be in an aggregate amount that is at least equal to the Borrowing Minimum and an integral multiple of the Borrowing Multiple. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of four Eurocurrency Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          SECTION 2.03. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the date hereof by wire transfer of immediately available funds by 11:00 a.m., New York City time, to the account of the Administrative Agent designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Company by promptly crediting the amounts so received, in like funds, to an account of the Company in New York City or Boston.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount or (ii) in the case of the Company, the interest rate applicable to the subject Loan. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing and the Administrative Agent shall return to the Company any amount (including interest) paid by the Company to the Administrative Agent pursuant to this paragraph.

          SECTION 2.04. Repayment of Borrowings; Evidence of Debt. (a) The Company hereby unconditionally promises to pay to the Administrative Agent for the accounts of the applicable Lenders the then unpaid principal amount of each Loan on the Maturity Date.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type and currency thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the accounts of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans made by it to the Company be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by each such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.05. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in Section 2.02 and shall have an initial Interest Period as specified in Section 2.02. Thereafter, the Company may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section and on terms consistent with the other provisions of this Agreement. The Company may elect different options with respect to different portions of an affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

          (b) To make an election pursuant to this Section, the Company shall notify the Administrative Agent of such election by telephone (a) in the case of a

Eurocurrency Borrowing, not later than 12:00 noon, New York City time, three Business Days before the effective date of such election, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Company. Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Company to (i) change the currency of any Borrowing or (ii) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.02(d).

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) the Type of the resulting Borrowing; and

          (iv) if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender holding a Loan to which such request relates of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Company fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be converted to an ABR Borrowing.

          SECTION 2.06. Termination of Commitments. The Commitments shall terminate upon the borrowing of the Loans on the date hereof.

          SECTION 2.07. Incremental Term Loans. (a) The Company may, at any time prior to the Maturity Date, subject to the terms and conditions set forth herein, by notice to the Administrative Agent (which shall promptly deliver a copy to each Lender), request additional term loans (each, an "Incremental Term Loan") from one or more lenders, which may include any existing Lender (each, an "Incremental Term Lender"); provided that the aggregate principal amount of the Incremental Term Loans made pursuant to this Section shall in no event exceed $100,000,000 (the "Incremental Term Loan Amount"). The making of any Incremental Term Loans shall be within the sole discretion of each Lender hereunder and shall require the express consent of each Lender making such Loans, and each Incremental Term Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent and the Company (which approvals shall not be unreasonably withheld) and shall become a Lender under this Agreement pursuant to an Incremental Facility Amendment as set forth in paragraph (c) below. The Incremental Term Loans made on any date (i) shall rank pari passu in right of payment under this Agreement and the Subsidiary Guarantee Agreement with the initial Loans, (ii) shall be in a multiple of $5,000,000 and a minimum amount of $50,000,000 (or in an amount equal to the remaining Incremental Term Loan Amount), (iii) shall have a final maturity no earlier than the Maturity Date,
(iv) shall have a weighted average life no shorter than that of the initial Loans and (v) other than terms relating to maturity, amortization and pricing, shall have the same terms (including rights with respect to voluntary and mandatory prepayments) as the initial Loans.

          (b) Any notice requesting Incremental Term Loans shall set forth (A) the amount of the Incremental Term Loans being requested and (B) the date on which such Incremental Term Loans are to be made (which shall be not less than 10 days nor more than 60 days after the date of such notice).

          (c) The Company, the Administrative Agent and each Person that agrees to become a Incremental Term Lender shall enter into an amendment (an "Incremental Facility Amendment") effecting such amendments to this Agreement and the other Loan Documents as shall be necessary or appropriate, in the reasonable judgment of the Administrative Agent, in connection with the Incremental Term Loans (which amendments may, among other things, provide that the Incremental Term Loans made on any date shall constitute a separate tranche of Loans and make such changes as the Administrative Agent shall deem advisable to accommodate multiple tranches of Loans), and such amendment shall become effective in accordance with its terms and the terms of this Section without the approval of any other Person. The effectiveness of each Incremental Facility Amendment and the making of Incremental Term Loans pursuant thereto shall be subject to the satisfaction on the date of such Incremental Facility Amendment of the conditions set forth in paragraphs (g) and (h) of Article IV and the receipt by the Administrative Agent of a certificate dated such date and signed by the chief financial officer of the Company confirming the satisfaction of such conditions, as well as to the satisfaction of such of the other conditions set forth in Article IV (appropriately modified, and including delivery of documents consistent with those delivered on the date hereof under paragraphs
(b) and (c) of Article IV as to the corporate power and authority of the Company to borrow such Incremental Term Loans) as the Administrative Agent shall reasonably determine to be appropriate. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Facility Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Facility Amendment, each such Incremental Term Lender shall, to the extent not an existing Lender, become a Lender hereunder.

          SECTION 2.08. Prepayment of Loans. (a) The Company shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section.

          (b) Prior to any prepayment of Borrowings hereunder, the Company shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (c) of this Section.

          (c) The Company shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment of a Borrowing hereunder not later than 11:00 a.m., New York City time, three Business Days before the date of such prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.10 and (ii) break funding payments pursuant to Section 2.13.

          SECTION 2.09. Fees. The Company agrees to pay to the Administrative Agent, for its own account and in immediately available funds, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent. Fees paid hereunder shall not be refundable.

          SECTION 2.10. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

          (b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee payable by the Company hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) above.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) above shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.11. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by a majority in interest of the Lenders that would participate in such Borrowing that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the applicable Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the applicable Lenders that the circumstances giving rise to such notice no longer exist, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective, and any Eurocurrency Borrowing that is requested to be continued shall be repaid on the last day of the then current Interest Period applicable thereto.

          SECTION 2.12. Increased Costs. (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

          (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b) If any Lender reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or such Lender's holding company, as specified in paragraph (a) or (b) of this Section, and setting forth in reasonable detail the calculations used by such Lender to determine such amount, shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay to such Lender the amount shown as due on any such certificate within 15 Business Days after receipt thereof.

          (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Company shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.13. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan to a Loan of a different Type or Interest Period other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment or deemed assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.16, then, in any such event, the Company shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such
Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, and setting forth in reasonable detail the calculations used by such Lender to determine such amount or amounts, shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 15 Business Days after receipt thereof.

          SECTION 2.14. Taxes. (a) Any and all payments by or on account of the Company hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Company shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or the applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Company shall indemnify the Administrative Agent and each Lender within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Company hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability setting forth in reasonable detail the circumstances giving rise thereto and the calculations used by such Lender to determine the amount thereof delivered to the Company by a Lender, or by the Administrative Agent, on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Company is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender has received written notice from the Company advising it of the availability of such exemption or reduction and containing all applicable documentation. Each Lender shall promptly notify the Company at any time it determines that it is no longer in a position to provide any such previously delivered documentation to the Company.

          SECTION 2.15. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Company shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or of amounts payable under Section 2.12, 2.13 or 2.14, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account specified in Schedule 2.15 or, in any such case, to such other account as the Administrative Agent shall from time to time specify in a notice delivered to the Company; provided that payments pursuant to Sections 2.12, 2.13, 2.14 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein (it being agreed that the Company will be deemed to have satisfied its obligations with respect to payments referred to in this proviso if it shall make such payments to the persons entitled thereto in accordance with instructions provided by the Administrative Agent; the Administrative Agent agrees to provide such instructions upon request, and the Company will not be deemed to have failed to make such a payment if it shall transfer such payment to an improper account or address as a result of the failure of the Administrative Agent to provide proper instructions). The Administrative Agent shall distribute any such payments received by it for the account of any Lender or other Person promptly following receipt thereof at the appropriate lending office or other address specified by such Lender or other Person. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan shall be made in US Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

          (b) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of their respective Loans and accrued interest thereon; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Company pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.

          (c) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due for the account of all or certain of the Lenders hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders the amount due. In such event, if the Company has not in fact made such payment, then each of the applicable Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with banking industry practices on interbank compensation.

          (d) If any Lender shall fail to make any payment required to be made by it to the Administrative Agent pursuant to this Agreement, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by them for the account of such Lender to satisfy such Lender's obligations to the Administrative Agent until all such unsatisfied obligations are fully paid.

          SECTION 2.16. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.12, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable, direct, out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.12, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee or the Company. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

                                  ARTICLE III

                         Representations and Warranties

                 The Company represents and warrants as follows:

          SECTION 3.01. Corporate Existence and Standing. The Company and each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, except for failures which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the rights or interests of the Lenders hereunder, and has all requisite authority to conduct its business in each jurisdiction in which the failure so to qualify could reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.02. Authorization; No Violation. The Transactions are within each Loan Party's corporate or partnership powers, have been duly authorized by all necessary corporate or partnership action and do not contravene (i) any Loan Party's charter, by-laws or other constitutive documents or (ii) any law or contractual restriction binding on or affecting any Loan Party, except for contraventions of contractual restrictions which individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the rights or interests of the Lender hereunder.

          SECTION 3.03. Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Loan Parties of this Agreement or the other Loan Documents.

          SECTION 3.04. Validity. This Agreement is, and the other Loan Documents when executed and delivered will be, the legal, valid and binding obligations of the Loan Parties party thereto, enforceable against such Loan Parties in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 3.05. Use of Proceeds. The Company will use the proceeds of the Loans only for the purposes specified in the preamble to this Agreement.

          SECTION 3.06. Litigation. As of the date hereof, there is no pending or, to the best of the knowledge of the Company, threatened action or proceeding affecting the Company or any of its Subsidiaries before any court, Governmental Authority or arbitrator, which could reasonably be expected to result in a Material Adverse Effect, or which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document.

          SECTION 3.07. Financial Statements; No Material Adverse Change. (a) The consolidated balance sheet of the Company and the Subsidiaries and the related consolidated statements of income, shareholders' equity and cash flows of the Company and the Subsidiaries (i) as at December 31, 2004, and for the year then ended, which financial statements are accompanied by the report of PricewaterhouseCoopers LLP, and (ii) as at April 2, July 2 and October 1, 2005, and for the fiscal quarters and the portions of the fiscal year then ended, certified by the Company's chief financial officer, as heretofore furnished to the Lenders, fairly present in all material respects the consolidated financial condition of the Company and the Subsidiaries as at such dates and their consolidated results of operations, shareholders' equity and cash flows for the periods then ended in conformity with GAAP, subject to year-end adjustments and the absence of footnotes in the case of the statements referred to in clause
(ii) above.

          (b) There has been, since December 31, 2004, no Material Adverse
Effect.

          SECTION 3.08. Investment Company Act. The Company is not (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

          SECTION 3.09. Taxes. The Company and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.10. ERISA. No ERISA event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such plan by an amount that could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded plans by an amount that could reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.11. Regulation U. Neither the Company nor any of the Subsidiaries is engaged in the business of purchasing or carrying Margin Stock. The value of the Margin Stock owned directly or indirectly by the Company and the Subsidiaries which is subject to any arrangement hereunder described in the definition of "indirectly secured" in Section 221.2 of Regulation U issued by the Board represents less than 25% of the value of all assets of the Company and the Subsidiaries subject to such arrangement. For the purpose of making the calculation pursuant to the preceding sentence, to the extent consistent with Regulation U, Treasury Stock shall be deemed not to be an asset of the Company and its Subsidiaries.

          SECTION 3.12. Environmental Matters. The operations of the Company and each Subsidiary comply in all material respects with all Environmental Laws, the noncompliance with which could reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.13. Disclosure. None of the Confidential Information Memorandum or any other information prepared and furnished by or on behalf of the Loan Parties to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains or will contain as of the date thereof (or, in the case of any such information that is not dated, the earliest date on which such information is furnished to the Administrative Agent or any Lender) any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 3.14. Subsidiary Guarantors. The Subsidiary Guarantors include each Domestic Subsidiary of the Company, other than any Subsidiary that is owned, directly or indirectly, by a Foreign Subsidiary (other than newly-acquired or created Domestic Subsidiaries that have not yet become Subsidiary Guarantors pursuant to the Guarantee Requirement).

                                   ARTICLE IV

                                   Conditions

          The obligations of the Lenders to make Loans hereunder shall not become effective until each of the following conditions has been satisfied (or waived in accordance with Section 9.02):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received the favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the date hereof) of (i) Bingham McCutchen LLP, counsel for the Company, substantially in the form of Exhibit C-1 and (ii) Mark T. Beaudouin, Vice President, General Counsel and Secretary of the Company, substantially in the form of Exhibit C-2. Each Loan Party hereby requests such counsel to deliver such opinions.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the formation, existence and good standing of the Loan Parties and the authorization of the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

          (d) The Administrative Agent shall have received a certificate, dated the date hereof and signed by the chief financial officer of the Company, confirming that the conditions set forth in paragraphs (f), (g) and (h) of this Article have been satisfied.

          (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent an invoice with respect thereto shall have been received by the Company, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder or under any other Loan

     Document.

          (f) The Guarantee Requirement shall be satisfied.

          (g) At the time of and immediately after giving effect to the Borrowing hereunder, the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct.

          (h) At the time of and immediately after giving effect to the Borrowing hereunder, no Default shall have occurred or be continuing.

The Administrative Agent shall notify the Company and the Lenders of the effectiveness of the obligations of the Lenders hereunder, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions shall be satisfied (or waived pursuant to Section 9.02) on or prior to the date hereof.

                                    ARTICLE V

                              Affirmative Covenants

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Company covenants and agrees with the Lenders that it will:

          SECTION 5.01. Payment of Taxes, Etc. Pay and discharge, and cause each Subsidiary to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its income, profit or property, and (ii) all material lawful claims which, if unpaid, might by law become a lien upon its property; provided, however, that neither the Company nor any Subsidiary shall be required to pay or discharge any such tax, assessment, charge or claim which is being contested in good faith and by proper proceedings and with respect to which the Company shall have established appropriate reserves in accordance with GAAP.

          SECTION 5.02. Preservation of Existence, Etc. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent that failures to keep in effect such rights, licenses, permits, privileges, franchises and, in the case of Subsidiaries only, legal existence could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution not prohibited under Section 6.04.

          SECTION 5.03. Compliance with Laws, Etc. Comply, and cause each Subsidiary to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, all Environmental

Laws), noncompliance with which could reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.04. Keeping of Books. Keep, and cause each Subsidiary to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary in accordance with GAAP consistently applied.

          SECTION 5.05. Inspection. Permit, and cause each Subsidiary to permit, the Administrative Agent, and its representatives and agents, to inspect any of the properties, corporate books and financial records of the Company and its Subsidiaries, to examine and make copies of the books of account and other financial records of the Company and its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with, and to be advised as to the same by, their respective officers or directors, at such reasonable times during normal business hours and intervals as the Administrative Agent may reasonably designate.

          SECTION 5.06. Reporting Requirements. Furnish to the Administrative Agent for distribution to each Lender:

          (a) as soon as available and in any event within 55 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and the consolidated Subsidiaries as of the end of such quarter and a consolidated statement of income and changes in financial position (or consolidated statement of cash flow, as the case may be) of the Company and the consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Company;

          (b) as soon as available and in any event within 100 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and the consolidated Subsidiaries as of the end of such year and a consolidated statement of income and stockholder's equity and changes in financial position of the Company and the consolidated Subsidiaries for such fiscal year and accompanied by a report of PricewaterhouseCoopers LLP, independent public accountants of the Company, or other independent public accountants of nationally recognized standing, on the results of their examination of such consolidated annual financial statements of the Company and the consolidated Subsidiaries, which report shall be reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, or shall be otherwise reasonably acceptable to the Required Lenders;

          (c) promptly after the sending or filing thereof, copies of all financial information, reports and proxy materials the Company files with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including, without limitation, all such reports that disclose material litigation pending against the Company or any Subsidiary or any material noncompliance with any Environmental Law on the part of the Company or any Subsidiary;

          (d) together with each financial statement delivered pursuant to clauses (a) and (b) above, a certificate signed by the chief financial officer of the Company (A) stating that no Default exists or, if any does exist, stating the nature and status thereof and describing the action the Company proposes to take with respect thereto and (B) demonstrating, in reasonable detail, the calculations used by such officer to determine compliance with the financial covenants contained in Sections 6.07 and 6.08;

          (e) with respect to each fiscal year for which the Company shall have an aggregate Unfunded Liability of $15,000,000 or more for all of its single employer pension benefit plans covered by Title IV of ERISA and all multiemployer pension benefit plans covered by Title IV of ERISA to which the Company has an obligation to contribute, as soon as available, and in any event within ten months after the end of such fiscal year, a statement of Unfunded Liabilities of each such plan, certified as correct by an actuary enrolled in accordance with regulations under ERISA and a statement of estimated withdrawal liability as of the most recent plan year end as customarily prepared by the trustees under the multiemployer plans to which the Company has an obligation to contribute;

          (f) as soon as possible, and in any event within 30 days after the occurrence of each event the Company knows is or may be a reportable event (as defined in Section 4043 of ERISA, but excluding any reportable event with respect to which the 30 day reporting requirement has been waived) with respect to any plan with an Unfunded Liability in excess of $15,000,000, a statement signed by the chief financial officer of the Company describing such reportable event and the action which the Company proposes to take with respect thereto;

          (g) as soon as possible, and in any event within five Business Days after the Company shall become aware of the occurrence of each Default, which Default is continuing on the date of such statement, a statement of the chief financial officer of the Company setting forth details of such Default or event and the action which the Company proposes to take with respect thereto;

          (h) from time to time, such other information as to the business and financial condition of the Company and the Subsidiaries and their compliance with the Loan Documents as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request; and

          (i) promptly following a request therefor, all documentation and other information that a Lender reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act.

Information required to be delivered to the Administrative Agent pursuant to this Section 5.01 shall be deemed to have been distributed to the Lenders if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov (and a confirming electronic correspondence shall have been delivered or caused to be delivered to the Lenders providing notice of such posting or availability). Information required to be delivered pursuant to this
Section 5.01 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

          SECTION 5.07. Use of Proceeds. Use the proceeds of Borrowings hereunder for the purposes referred to in the recitals to this Agreement, and not for any purpose that would entail a violation of any applicable law or regulation (including, without limitation, Regulations U and X of the Board).

          SECTION 5.08. Guarantee Requirement. Cause the Guarantee Requirement to be satisfied at all times.

                                   ARTICLE VI

                               Negative Covenants

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Company covenants and agrees with the Lenders that it will not:

          SECTION 6.01. Subsidiary Debt. Permit any Subsidiary that is not a Subsidiary Guarantor to create, incur, assume or permit to exist any Debt, except:

          (a) Debt created hereunder;

          (b) Debt existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof;

          (c) Debt to the Company or any other Subsidiary; and

          (d) other Debt; provided that the sum of (without duplication) (i) the principal amount of all Debt permitted by this clause (d), (ii) the principal amount of all Debt secured by Liens permitted by Section 6.02 and
     (iii) all Attributable Debt in respect of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions entered into at the time the property subject thereto is acquired or within 90 days thereafter) permitted by Section 6.03 does not at any time exceed the greater of $150,000,000 or 15% of Consolidated Net Tangible Assets.

          SECTION 6.02. Liens Securing Debt. Create, incur, assume or permit to exist, or permit any Subsidiary to create, incur, assume or permit to exist, any Lien on any property or asset now owned or hereafter acquired by it securing Debt unless, after giving effect thereto, the sum of (without duplication) (i) all Debt secured by all such Liens, (ii) the principal amount of all Debt of Subsidiaries that are not Subsidiary Guarantors permitted by Section 6.01(d) and
(iii) all Attributable Debt in respect of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions entered into at the time the property subject thereto is acquired or within 90 days thereafter) permitted by Section
6.03 does not at any time exceed the greater of $150,000,000 or 15% of Consolidated Net Tangible Assets. For the purpose of this Section 6.02, Treasury Stock to the extent constituting Margin Stock shall be deemed not to be an asset of the Company and its Subsidiaries.

          SECTION 6.03. Sale and Leaseback Transactions. Enter into or be party to, or permit any Subsidiary to enter into or be party to, any Sale and Leaseback Transaction (other than any Sale and Leaseback Transaction entered into at the time the property subject thereto is acquired or within 90 days thereafter) unless after giving effect thereto the sum of (without duplication)
(i) all Attributable Debt permitted by this Section, (ii) the principal amount of all Debt of Subsidiaries that are not Subsidiary Guarantors permitted by
Section 6.01(d) and (iii) the principal amount of all Debt secured by Liens permitted by Section 6.02(i) does not exceed the greater of $150,000,000 or 15% of Consolidated Net Tangible Assets.

          SECTION 6.04. Merger, Consolidation, Etc. (a) In the case of the Company, merge or consolidate with or into, or transfer or permit the transfer of all or substantially all its consolidated assets to, any Person (including by means of one or more mergers or consolidations of or transfers of assets by Subsidiaries), except that the Company may merge or consolidate with any US Corporation if (i) the Company shall be the surviving corporation in such merger or consolidation, (ii) immediately after giving effect thereto no Default shall have occurred and be continuing and (iii) the Company shall be in compliance with the covenants set forth in Sections 6.07 and 6.08 as of and for the most recently ended period of four fiscal quarters for which financial statements shall have been delivered pursuant to Section 5.06, giving pro forma effect to such merger or consolidation and any related incurrence of Debt as if they had occurred at the beginning of such period, and the Administrative Agent shall have received a certificate of the chief financial officer of the Company setting forth computations demonstrating such compliance.

          (b) In the case of any Material Subsidiary, merge or consolidate with or into, or transfer all or substantially all its assets to, any Person, except that (i) any Material Subsidiary may merge into or transfer all or substantially all its assets to the Company, (ii) any Material Subsidiary may merge or consolidate with or transfer all or substantially all its assets to any Subsidiary; provided that if either constituent corporation in such merger or consolidation, or the transferor of such assets, shall be a Subsidiary Guarantor, then the surviving or resulting corporation or the transferee of such assets, as the case may be, must be or at the time of such transaction become a Subsidiary Guarantor and (iii) so long as, immediately after giving effect to such transaction, no

Default shall have occurred and be continuing, any Material Subsidiary may merge or consolidate with or transfer all or substantially all its assets to any Person other than the Company or a Subsidiary so long as such transaction would not be prohibited by paragraph (a) above. Notwithstanding the foregoing, nothing in this paragraph shall (a) so long as, at the time of and immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing, prohibit the Company or any Subsidiary from (i) transferring any assets of such Person to acquire Foreign Subsidiaries, (ii) making capital or working capital contributions to Foreign Subsidiaries in the ordinary course of business, or (iii) selling or otherwise disposing of assets to a Foreign Subsidiary on arm's-length terms (as determined in good faith by the Company or the applicable Subsidiary) or (b) require any Foreign Subsidiary to become a Subsidiary Guarantor hereunder.

          (c) In the case of the Company, permit any Domestic Subsidiary to become a subsidiary of a Foreign Subsidiary; provided that nothing in this paragraph shall prevent the Company from acquiring, directly or indirectly, any Person that at the time of and immediately after giving effect to such acquisition would constitute a Foreign Subsidiary and would own any Domestic Subsidiary not acquired by it in contemplation of such acquisition.

     For purposes of this Section 6.04, Treasury Stock to the extent constituting Margin Stock shall be deemed not to be an asset of the Company.

          SECTION 6.05. Change in Business. Engage or permit any Subsidiary to engage to any material extent in any business other than the business conducted by the Company and the Subsidiaries on the date hereof and other businesses reasonably related thereto.

          SECTION 6.06. Certain Restrictive Agreements. Enter into, or permit any Subsidiary to enter into, any contract or other agreement that would limit the ability of any Subsidiary to pay dividends or make loans or advances to, or to repay loans or advances from, the Company or any other Subsidiary, other than
(i) customary non-assignment provisions in any lease or sale agreement relating to the assets that are the subject of such lease or sale agreement, (ii) any restriction binding on a Person acquired by the Company at the time of such acquisition, which restriction is applicable solely to the Person so acquired and its subsidiaries and was not entered into in contemplation of such acquisition and (iii) in connection with any secured Debt permitted under
Section 6.02, customary restrictions on the transfer of the collateral securing such Debt.

          SECTION 6.07. Leverage Ratio. Permit the Leverage Ratio at any time to exceed 3.25:1.00.

          SECTION 6.08. Interest Coverage Ratio. Permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters to be less than 3.50:1.00.

                                   ARTICLE VII

                                Events of Default

          If any of the following events ("Events of Default") shall occur and be continuing:

          (a) The Company shall fail to pay (i) any amount of principal of any Loan when due hereunder or (ii) any interest, fee or other amount due hereunder and such default shall continue for five days; or

          (b) Any representation or warranty made or deemed made by the Company or any other Loan Party (or any of their respective officers) in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made; provided, however, that no Event of Default shall be deemed to exist by reason of the incorrectness of any representation or warranty after such incorrectness shall have been cured (other than by disclosure, which shall not be deemed to cure any breach of a representation or warranty); or

          (c) The Company or any Subsidiary shall fail to maintain its corporate, limited liability company or partnership existence as required by
Section 5.02, or the Company or any Subsidiary shall fail to perform or observe any term, covenant or agreement contained in Section 5.06(g), Section 5.07 or
Article VI of this Agreement on its part to be performed or observed; or

          (d) The Company or any Subsidiary shall (i) fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be performed or observed (other than those failures or breaches referred to in paragraphs (a), (b) and (c) above) and any such failure shall remain unremedied for 30 days after written notice thereof has been given to the Company by the Administrative Agent or the Required Lenders; or

          (e) The Company or any Subsidiary shall fail to pay any amount of principal of, interest on or premium with respect to, Material Debt (other than the Loans) when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise) and such failure shall continue beyond the applicable grace period, if any, specified in the agreement or instrument governing such Debt, or any other event shall occur or condition shall exist with respect to Material Debt (other than the Loans) of the Company or such Subsidiary if the effect of such other event or condition is to cause, or to permit the holder or holders of such debt (or any trustee or agent on their behalf) to cause, such Material Debt to become due, or to require such Material Debt to be prepaid or repurchased, prior to the stated maturity thereof; or

          (f) The Company or any Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally; or

          (g) The Company or any Subsidiary shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or such Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debt under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property; or the Company or any such Subsidiary shall take corporate action to authorize any of the actions set forth above in this paragraph (g); provided that, in the case of any such proceeding filed or commenced against the Company or any Subsidiary, such event shall not constitute an "Event of Default" hereunder unless either (i) the same shall have remained undismissed or unstayed for a period of 60 days, (ii) an order for relief shall have been entered against the Company or such Subsidiary under the federal bankruptcy laws as now or hereafter in effect or (iii) the Company or such Subsidiary shall have taken corporate action consenting to, approving or acquiescing in the commencement or maintenance of such proceeding; or

          (h) Any judgment or judgments for the payment of money in excess of $20,000,000 in the aggregate for all such judgments shall be rendered against the Company or one or more Subsidiaries and (i) enforcement proceedings shall have been commenced by any creditor upon such judgments or (ii) there shall be any period of 10 consecutive days during which stays of enforcement of such judgments, by reason of pending appeals or otherwise, shall not be in effect;

          (i) Either (i) the Pension Benefit Guaranty Corporation shall terminate any single-employer plan (as defined in Section 4001(b)(2) of ERISA) that provides benefits for employees of the Company or any Subsidiary and such plan shall have an Unfunded Liability in an amount in excess of $5,000,000 at such time or (ii) withdrawal liability shall be assessed against the Company or any Subsidiary in connection with any multiemployer plan (whether under Section 4203 or Section 4205 of ERISA) and such withdrawal liability shall be an amount in excess of $5,000,000 or

          (j) the guarantee of any Subsidiary Guarantor under the Subsidiary Guarantee Agreement shall not be (or shall be asserted by the Company or any Subsidiary Guarantor not to be) valid or in full force and effect; or

          (k) a Change of Control shall have occurred.

then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, by notice to the Company, (i) declare the obligation of each Lender to make Loans, whereupon the same shall forthwith terminate and/or (ii) declare the Loans, all interest accrued and unpaid thereon and all other amounts outstanding or accrued under this Agreement to be forthwith due and payable, whereupon the Loans, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company. In the event of the occurrence of an Event of Default under clause (g) of this Article VII, (A) the obligation of each Lender to make Loans hereunder shall automatically be terminated and (B) the Loans, all interest accrued and unpaid thereon and all other amounts outstanding or accrued under this

Agreement shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company.

                                  ARTICLE VIII

                            The Administrative Agent

          In order to expedite the transactions contemplated by this Agreement, the Person named in the heading of this Agreement is hereby appointed to act as Administrative Agent on behalf of the Lenders. Each of the Lenders and each assignee of any Lender hereby irrevocably authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Company of any Event of Default of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Company or any other Loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent.

          With respect to the Loans made by it hereunder, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise upon receipt of notice in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and the Administrative Agent shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the institution serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as the Administrative Agent.

          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

          Each Lender hereby acknowledges that each institution named on the cover page of this Agreement as Syndication Agent has no duties or responsibilities hereunder other than, in the case of a Syndication Agent that is a Lender, in its capacity as a Lender.

                                   ARTICLE IX

                                  Miscellaneous

          SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Company, to 34 Maples Street, Milford, MA 01757, Attention of John Lynch (Telecopy No. (508) 482-2249);

          (b) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 10 South Dearborn, 19th floor, Chicago, IL 60603, Attention of Medy Hernandez (Telecopy No. (312) 385-7107, Telephone No. (312) 385-7037); and

          (c) if to any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

          (b) Except as provided in Section 2.07 with respect to an Incremental Facility Amendment, none of this Agreement, or any other Loan Document or any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender adversely affected thereby, (iii) postpone the date of any scheduled payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.15(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, or alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as among Lenders or Types of Loans without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release all or substantially all the Subsidiary Guarantors from, or limit or condition, their obligations under the Subsidiary Guarantee Agreement, or change the definition of Guarantee Requirement without the written consent of each Lender, or (vii) change any provision of this Agreement that requires action by each Lender without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

          SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facility provided for herein, the preparation and administration of this Agreement or the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of any counsel) incurred by the Administrative Agent, and, following and during the continuance of an Event of Default, any Lender, in connection with the enforcement or protection of its rights in connection with any Loan Document, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

The Company shall indemnify the Administrative Agent and each Lender and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, liabilities and reasonable out-of-pocket costs or expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) any transaction or proposed transaction (whether or not consummated) in which any proceeds of any Borrowing hereunder are applied or proposed to be applied, directly or indirectly, by the Company or any Subsidiary, (ii) any Loan or the use of the proceeds therefrom or (iii) the execution, delivery or performance by the Company and the Subsidiaries of the Loan Documents, or any actions or omissions of the Company or any Subsidiary in connection therewith (and, in the case of any such loss, liability, cost or expense arising out of any litigation, investigation or other proceeding, regardless of whether such proceeding shall have been commenced by the Company, any Subsidiary of the Company or any other Person or whether any Indemnitee shall be a party thereto); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, liabilities, costs or expenses are determined by a court of competent jurisdiction by final and unappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or from the breach of such Indemnitee of its agreements hereunder.

          (b) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent or any of its Related Parties under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed loss, liability, cost or expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such Related Party) in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum (without duplication) of the total Loans at the time.

          (c) To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

          (d) All amounts due under this Section shall be payable within 15 Business Days after receipt by the Company of a reasonably detailed invoice therefor.

          SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders), any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans or other amounts at the time owing to it); provided that (i) except in the case of an assignment to a Lender the Administrative Agent and, except (A) in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund of any Lender or (B) if an Event of Default shall have occurred and be continuing, the Company must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) unless an Event of Default has occurred and is continuing, except in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund of any Lender or an assignment of the entire remaining amount of the assigning Lender's Commitments and outstanding Loans, the amount of the Commitments and outstanding Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof pursuant to paragraph
(d) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.03). At the time of any assignment, the assignee shall provide to the Company the documentation described in Section 2.14(e). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of the Company or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii), (iii) or (vi) of the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.08 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant shall not be entitled to the benefits of
Section 2.14 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.14(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or, in the case of a Lender that is an investment fund, to the trustee under the indenture to which such fund is a party, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties herein or in any other Loan Document or in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto or thereto and shall survive the execution and delivery of this Agreement and any other Loan Document and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14, 9.03 and 9.12 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof; provided, however, that the provisions of
Section 9.12 shall expire two years after the later of (i) the repayment of the Loans and the expiration or termination of the Commitments and (ii) the termination of this Agreement.

          SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative

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                                                                              43


Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Article IV, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Company or its properties in the courts of any jurisdiction.

          (c) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12. Confidentiality. The Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors, to Related Funds' directors and officers and to any direct or indirect contractual counterparty in swap agreements (it being understood that each Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) to the extent required or advisable in the judgment of counsel in connection with any suit, action or proceeding

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                                                                              45


relating to the enforcement of rights of the Administrative Agent or the Lenders against the Company under this Agreement or any other Loan Document, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section of which such Agent or Lender is aware or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Company other than as a result of a breach of this Section of which such Agent or Lender is aware. For the purposes of this Section, "Information" means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company other than as a result of a breach of this Section of which the Administrative Agent or such Lender is aware. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 9.13. Release of Subsidiary Guarantors. Notwithstanding any contrary provision herein or in any other Loan Document, if the Company shall request the release under the Subsidiary Guarantee Agreement of any Subsidiary to be sold or otherwise disposed of (including through the sale or disposition of any Subsidiary owning any such Subsidiary) to a Person other than the Company or a Subsidiary in a transaction permitted under the terms of this Agreement and shall deliver to the Administrative Agent a certificate to the effect that such sale or other disposition will comply with the terms of this Agreement, the Administrative Agent, if satisfied that the applicable certificate is correct, shall, without the consent of any Lender, execute and deliver all such instruments, releases or other agreements, and take all such further actions, as shall be necessary to effectuate the release of such Subsidiary at the time of or at any time after the completion of such sale or other disposition.

          SECTION 9.14. USA PATRIOT Act. Each Lender hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender to identify the Company in accordance with the USA PATRIOT Act.

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                                                                              46


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        WATERS CORPORATION,


                                        By /s/ John Ornell
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        JPMORGAN CHASE BANK, N.A., individually
                                        and as Administrative Agent,


                                        by /s/ D. Scott Farquhar
                                           -------------------------------------
                                        Name: D. Scott Farquhar
                                        Title: Vice President